Exhibit 99.1

Contact:
Home Federal Bancorp, Inc.
Len E. Williams, President & CEO
Eric S. Nadeau, EVP, Treasurer & CFO
208-466-4634
www.myhomefed.com/ir

HOME FEDERAL BANCORP, INC., ANNOUNCES BRANCH CLOSINGS

Nampa, ID (November 30, 2012) – Home Federal Bancorp, Inc. (“Company”) (Nasdaq GSM: HOME), the parent company of Home Federal Bank (“Bank”), today announced the pending closure of four branches in Oregon. Len E. Williams, the Company’s President and CEO, commented, “In this ever changing economic and regulatory climate, prudent management calls for us to continuously monitor our distribution channels and the costs to deliver banking services. Our decision to consolidate four branches into nearby locations is a direct result of evaluating how we can continue to offer top-quality banking services at competitive rates and prices. With more clients utilizing electronic banking services, it just makes sense to consolidate branches that are near one another. This should have minimal or no impact on our clients and many of our team members affected by the consolidation will have opportunities to apply for other positions within the Bank.” The Company estimates the branch closures will reduce pre-tax income from operations by approximately $539,000 for the quarter and fiscal year ending December 31, 2012, but will reduce expenses by approximately $1.2 million annually thereafter.

The following table lists the branches that will be closed as well as the nearest branch where clients can continue to receive full-service support from Home Federal Bank team members:

Closed Branch	Nearest Home Federal Bank Branch
20365 Empire Avenue, Bend, Oregon	805 NW Bond Street, Bend, Oregon
61379 South Hwy 97, Bend, Oregon	671 NE Greenwood, Bend, Oregon
590 Union Avenue, Grants Pass, Oregon	660 SE 7th Street, Grants Pass, Oregon
295 E. Barnett Road, Medford, Oregon	1000 Biddle Road, Medford, Oregon

The Bank expects the closures to be complete by February 28, 2013.

About the Company

Home Federal Bancorp, Inc., is headquartered in Nampa, Idaho, and is the parent company of Home Federal Bank, a community bank originally organized in 1920. The Company currently serves southwestern Idaho and Central and Western Oregon through 28 full-service branches and two commercial loan production offices. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol “HOME” and is included in the Russell 2000 Index. For more information, visit the Company’s web site at www.myhomefed.com/ir.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, the Company’s ability to achieve projected cost savings, and statements regarding the Company’s mission and vision. These forward-looking statements speak only as of the date they are made and are based upon management’s current expectations and projections and therefore, involve risks and uncertainties. Such projections are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. Actual results could be materially different from those expressed or implied by the forward-looking statements and you should not rely on such statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of

Home Federal Bancorp, Inc.
November 30, 2012

lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, including as a result of Basel III, risks related to construction and development lending, commercial and small business banking, our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames, and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.’s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2011, Quarterly Reports on Forms 10-Q or 10-QT and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and the Company’s management does not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.